Exhibit (c)(5)

Exhibit (c)(5) Preliminary Draft – Confidential DCP Distributions Analysis ($ in millions) DCP Distributions 2006–2021 $700 Cumulative Distributions Breakdown $658 Limited Partners $3,798 General Partners $1,021 $618 $600 IDR buy-in Public LPs $2,379 % public LPs distributions of total LPs 63% $545 $211 $171 $500 $482 $483 $120 $420 $124 $124 $406 s $400 n butio $104 $325 Dis tri $300 $277 $62 $447 $447 $425 $200 $181 $406 $132 $37 $358 $359 $316 $325 $102 $24 $81 $16 $100 $65 $215 $13 $13 $11 $145 $30 $0 $109 $3 $86 $13 $54 $68 $27 $—2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 LPs GPs Source: DCP filings